SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                [Amendment No. ]


Filed by the Registrant   _X_
Filed by a party other than the Registrant ____

Check the appropriate box :


___ Preliminary Proxy Statement
_X_ Definitive Proxy Statement
___ Definitive Additional Materials
___ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Derma Sciences, Inc.
                (Name of Registrant as Specified in Its Charter)

            John T. Borthwick, President and Chief Executive Officer
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

_X_ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6
    (i)(3).
___ Fee computed on table below per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

       _________________________________________________________________________

        2)  Aggregate number of securities to which transaction applies:

       _________________________________________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       _________________________________________________________________________

        4)  Proposed maximum aggregate value of transaction:

       _________________________________________________________________________

          * Set forth the amount on which the filing fee is calculated and state how it was determined.

     ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the fiing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)  Amount Previously Paid: _____________________________________
              2)  Form Schedule or Registration Statement No.: ________________
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              4)  Date Filed: _________________________________________________

                              DERMA SCIENCES, INC.
                              121 West Grace Street
                          Old Forge, Pennsylvania 18518
                                 (717) 457-1232

          ____________________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 14, 1997
          ____________________________________________________________

To the Shareholders:

     The Annual Meeting of Shareholders of Derma Sciences, Inc. will be held on May 14, 1997, at 10:00 a.m., at the Convention Hall, 1073 Oak Street, Pittston Township, Pennsylvania, for the following purposes:

          1.   To elect directors;

          2. To consider ratification of the selection of Ernst & Young LLP as the independent certified public accountants for the Company for the year ended December 31, 1997; and

          3. To transact such other business as may properly come before the meeting and all adjournments thereof.

     Only shareholders of record at the close of business on March 26, 1997, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     The Board of Directors unanimously  recommends that shareholders vote "FOR"
(i) the election as directors of the nominees named in the accompanying Proxy Statement, and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1997.

     You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.



                                By Order of the Board of Directors,

                                ROBERT P. DIGIOVINE
                                Secretary

                              DERMA SCIENCES, INC.
                              121 West Grace Street
                          Old Forge, Pennsylvania 18518
                                 (717) 457-1232

                    ________________________________________

                                 PROXY STATEMENT
                    ________________________________________


     This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Wednesday, May 14, 1997, at the Convention Hall, 1073 Oak Street, Pittston Township, Pennsylvania, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy and for ratification of the selection of Ernst & Young LLP as independent certified public accountants for the year ended December 31, 1997. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

     A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

     The close of business on March 26, 1997, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 4,067,632 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Such shares of Common Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about March 31, 1997.

     The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for the reasonable out-of-pocket expenses in forwarding Proxies and proxy materials to the beneficial owners of such shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 3, 1997, certain information regarding the current beneficial ownership of shares of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:
                                                                      Percent
                                               Number of Shares     Beneficially
Name and Address of Beneficial Owner (1)     Beneficially Owned        Owned
----------------------------------------     ------------------     ------------
Mary G. Clark, RN...............................     1,025,474           25.14%
John T. Borthwick (2)...........................       299,414            7.30%
Dr. Hsia-Fu Chao (3)............................       252,000            6.18%
Gary L. Borthwick (4)...........................       187,788            4.60%
Edward J. Quilty (5)............................        50,500            1.24%
Joseph V. Villasin, MD (6)......................        27,825             *
Robert P. DiGiovine, RPh (7)....................        15,075             *
Laurence F. Lane (8)............................        12,000             *
Margaret R. Spencer (9).........................         7,000             *
Robert W. Naismith, Ph.D. (8)...................         4,000             *
Herbert Grossman, RPh (8).......................         4,000             *
All directors and officers as a group
(11 persons) (10)...............................     1,885,076           46.21%
___________________________
 *    Less than one percent
(1) Except as otherwise noted, the address of each of the persons listed is 121 West Grace Street, Old Forge, Pennsylvania 18518.
(2) Includes 40,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(3)  First Taiwan Investment  Holding,  Inc., 15/F, 563, Chung Hsiao, East Road,
     Section 4 Taipei, Taiwan R.O.C., beneficially owns 248,000 shares of the Company's Common Stock. These shares are also beneficially owned by First Taiwan Investment & Development, Inc., First Taiwan Investment Banking Group and Dr. Chao by virtue of his position as Chairman of First Taiwan Investment Holding, Inc. Includes 4,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(4) Includes 20,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(5) Includes 30,000 shares subject to options currently exercisable. On May 22, 1997, 30,000 additional shares subject to options will become exercisable.
(6) Includes 5,200 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(7) Includes 11,200 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(8) Includes 4,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(9) Includes 6,500 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days.
(10) Includes 128,900 shares subject to options currently exercisable.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company has reduced its size from eleven to five directors effective March 14, 1997. However, this reduction does not affect the terms of incumbent directors. All directors are elected for one year terms and serve until their successors are elected and qualify. Accordingly, a board of five directors will be elected at the Meeting by the holders of Common Stock to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

     The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee       Age  Director Since  Principal Occupation
---------------       ---  --------------  --------------------
Edward J. Quilty      46   March, 1996     Chairman of the Board of the Company
                                           and Chairman of the Board of
                                           RhoMed, Inc.

John T. Borthwick     43   November, 1984  President and Chief Executive Officer
                                           of the Company

Mary G. Clark, RN     64   November, 1984  Vice  Chairman  of  the Board and
                                           Special Consultant of the Company

Herbert Grossman, RPh 66   June, 1995      President and Chief Executive Officer
                                           of Beacon Laboratories LLC

Laurence F. Lane      51   June, 1995      Vice President of Regulatory Affairs
                                           of NovaCare, Inc.


     The term of office of each person elected as director will continue until the Company's next Annual Meeting of Shareholders or until his/her successor has been elected and qualifies.

Information Relative to Directors

     Edward J. Quilty has served as Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty has been the Chairman of the Board of RhoMed, Inc., a biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, since November, 1995. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products acquired by C.R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products Inc. Mr. Quilty has over 25 years of experience in the Healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is a member of the Healthcare Manufacturing Marketing Council. He earned a Bachelor of Science from Southwest Missouri State University, Springfield, Missouri in 1972 and his MBA from Ohio University, Athens, Ohio in 1987.

     John T. Borthwick has served as President and Chief Executive Officer of the Company since February, 1991. He has served as a director of the Company since November, 1984 and served as Vice Chairman of the Board from September, 1994 to June, 1995. Previously, he was Vice President for Marketing and National Sales Manager of the Company from 1984 through 1990. Mr. Borthwick serves on the board of directors of Plansoft Corporation, a developmental stage employee benefit plan administration software company. During 1988 and 1989, Mr.
Borthwick also served as President of Wound Management Services, a Medicare billing service specializing in wound care. In 1993, Mr. Borthwick served as a member of the board of directors of the National Association for the Support of Long Term Care, an organization which represents the legislative and regulatory interests of the long term care industry. Mr. Borthwick earned a Bachelor of Arts in Biology from Temple University in 1975.

     Mary G. Clark, RN, founded the Company and has served as a Special Consultant for Scientific Affairs to the Company and Vice Chairman of the Board since March, 1994 and June, 1995, respectively. She served as Chairman of the Board of the Company from February, 1991 through March, 1994. Mrs. Clark served as the Company's President from 1984 to 1990, and as director of the Company from November, 1984 to March, 1994. She is the inventor and original patent holder of the Company's flagship products, Dermagran Spray and Dermagran Ointment. She is also the founder, owner and operator of the Primary Medical and Nutritional Clinic, Old Forge, Pennsylvania, a clinic specializing in medical and nutritional preventative therapies. She has over 32 years of clinical medical experience of which 18 years are in the nutritional biochemistry and ortho-molecular medicine fields. Mrs. Clark earned a Registered Nurse degree from Scranton State General Hospital in 1954 and a Clinical Nurse Therapist degree in Intensive Cardiovascular Care from Mechanicsburg Rehabilitation Center in 1972. She was appointed by former Pennsylvania Governor Robert P. Casey to membership on the Entrepreneurial Advisory Board for the Commonwealth of Pennsylvania.

     Herbert Grossman, RPh, has served as a director of the Company since June, 1995. Mr. Grossman has been President, Chief Executive Officer and a director of Beacon Laboratories LLC, a development stage research company specializing in the development of technology for the treatment of cancer, since July, 1995. He has over forty years experience in general management, corporate planning, marketing, advertising and publishing in the domestic and worldwide healthcare industry. From 1992 to 1995 Mr. Grossman served as a strategic business consultant to the Ortho Diagnostic Systems division of Johnson & Johnson. He was Chairman of the Board and a director of the Zambon Corporation, the United States subsidiary of the Zambon Group, an Italian based research-intensive, multinational healthcare manufacturer of pharmaceuticals, fine chemicals and hospital products, from 1990 through 1992 and 1988 through 1992, respectively. Mr. Grossman previously served as the founding President and Chief Executive Officer of the Zambon Corporation. He serves on the boards of directors of the following corporations: Biofor, Inc., Opticare Centers, Inc., Strategic Medical Communications, Inc., Jenner Technologies and REMBIS Associates. Mr. Grossman has served on numerous government and business committees, most recently on Deloitte Haskins & Sells' National Emerging Business Advisory Board in conjunction with the White House Conference on Small Business. He earned a Bachelor of Science in Pharmacy from Long Island University, Brooklyn College of Pharmacy, New York, in 1951. Mr. Grossman also attended the University of Miami Graduate Business School and New York University Graduate Business School.

     Laurence F. Lane has served as a director of the Company since June, 1995. Mr. Lane has been the Senior Vice President of Regulatory Affairs of NovaCare, Inc., a publicly traded medical rehabilitation corporation, since November, 1986. He has over twenty years of government relations and policy experience. Mr. Lane has served as the Director for Special Programs of the American Health Care Association, Director for Policy Development of the American Association of Homes for the Aging and legislative representative of the American Association of Retired Persons. He managed the 1980 White House Mini-Conference on Long Term Care and served as a credentialed resource person for the 1981 White House Conference on Aging. Mr. Lane is a member of the following organizations:
National Association for the Support of Long Term Care, International Subacute Healthcare Association, National Association for Rehabilitation Agencies, National Health Lawyers Association, and Healthcare Financial Management Association. He earned a Bachelor of Arts and M.A. from the School of Public and International Affairs of George Washington University, Washington, D.C. Mr. Lane has pursued doctoral studies at the Washington Public Affairs Center, University of Southern California and received a Gerontology certificate from Andrus Gerontology Center, University of Southern California in 1974.

Compensation of Directors

     All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Each outside director receives $500 for every board meeting and for each separately held committee meeting attended. In addition, each outside director receives an annual retainer of $5,000. Inside directors receive no compensation for their services as directors.

     The following table sets forth certain information with respect to the grant of all options under the Stock Option Plan to the directors of the
Company:

                                   Exercisable
                          Options  Options at         Exercise
                          Granted  December 31, 1996  Price
 Name                     (#)           (#)           ($/Share) Expiration Date
------------------------  -------- ------------------ --------- ---------------
Dr. Hsia-Fu Chao......... 10,000(1)   4,000           2.50    November 21, 2006
Robert P. DiGiovine, RPh   1,500(2)   1,200           3.60    August 14, 1997
Robert W. Naismith, Ph.D. 10,000(1)   4,000           2.50    November 21, 2006
Margaret R. Spencer .....  3,125(2)   2,500           3.60    August 14, 1997
                          10,000(1)   4,000           2.50    November 21, 2006
Joseph V. Villasin, MD ..  1,500(2)   1,200           3.60    August 14, 1997
                          10,000(1)   4,000           2.50    November 21, 2006
_______________________
(1) These options began vesting at a rate of 20% per year on November 21, 1995.
(2) These options began vesting at a rate of 20% per year on August 14, 1993.

     The following table sets forth certain information with respect to the grant of options to directors of the Company exclusive of the Stock Option Plan:

                                 Exercisable
                        Options  Options at         Exercise
                        Granted  December 31, 1996  Price
Name                     (#)           (#)          ($/Share) Expiration Date
----------------------  -------- ------------------ --------- ---------------
  Herbert Grossman, RPh. 10,000(1)  4,000               2.50   November 21, 2006
  Laurence F. Lane...... 10,000(1)  4,000               2.50   November 21, 2006
______________________
 (1) These options began vesting at a rate of 20% per year on November 21, 1995.

 Board Committees

     The Company has an Executive Committee composed of John T. Borthwick,  Mary
G. Clark, RN and Edward J. Quilty. The Executive Committee exercises such management functions as may be delegated to it by the Board of Directors. The Executive Committee held no meetings in 1996.

     The Company has an Audit Committee  composed of Laurence F. Lane,  Margaret
R. Spencer and Herbert Grossman, RPh. The Audit Committee reviews the results and scope of the audit and financial recommendations provided by the Company's independent auditors. The Audit Committee held one meeting in 1996.

     The Company has a Compensation Committee composed of Edward J. Quilty, Herbert Grossman, RPh and Laurence F. Lane. The Compensation Committee reviews the compensation of management and determines the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee held one meeting in 1996.

     The Company has a Nominating Committee composed of John T. Borthwick, Laurence F. Lane and Margaret R. Spencer. The Nominating Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management's nominees for directors. The Nominating Committee held one meeting in 1996.

     The Nominating Committee will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be by written notification received by a member of the Nominating Committee not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

     1. The name and residential address of the proposed nominee and of each notifying shareholder;

     2.   The principal occupation of the proposed nominee;

     3. A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

     4. The total number of shares of the Company owned by the notifying shareholder;

     5. A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

     6. Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

     7. The consent of the nominee to serve as director of the Company, if elected.

     The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

     During 1996, there were five meetings of the Board of Directors. Dr. Hsia-Fu Chao attended fewer than 75 percent of the total number of meetings of the Board of Directors held during 1996.

     The Board of Directors unanimously recommends that shareholders vote "FOR" the election as Directors of the nominees listed above.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are:
                                                            Executive Officer
 Name              Age   Positions with the Company         of the Company Since
-----------------  ---   --------------------------         --------------------
Edward J. Quilty   46  Chairman of the Board of Directors        May, 1996

John T.  Borthwick 43  President and Chief Executive Officer     February, 1991

Gary L. Borthwick  38  Vice President for Finance &              February, 1991
                       Oper-ations and Chief Financial Officer

     Additional information relative to Edward J. Quilty and John T. Borthwick is included in the preceding pages under "Election of Directors."

     Gary L. Borthwick was appointed Vice President for Finance and Operations in March, 1995 and has served as Vice President for Finance and Chief Financial Officer of the Company since February, 1991. He served as a director of the Company from July, 1988 to May, 1997. He joined the Company in 1985 as
Operations Manager and served as Comptroller from 1987 through 1990. Mr. Borthwick owned and operated K&G Health Foods, a health food store in Old Forge, Pennsylvania, from 1979 through 1992. In addition, he served from 1988 to 1989 as Secretary/Treasurer of Wound Management Services, Dunmore, Pennsylvania. Mr. Borthwick earned an Associate Degree in Accounting and Business Administration from Keystone Junior College in 1979.

     Officers are elected by and serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

     The following table shows all compensation paid by the Company to its Chief Executive Officer and to each of its executive officers whose compensation exceeded $100,000 for their services in all capacities during the years 1994, 1995 and 1996:

                                   Annual Compensation
                                   -------------------   Options  All Other
Name and Principal Position   Year    Salary    Bonus      (#)    Compensation
----------------------------- ----   -------   -------  -------   --------------
John T. Borthwick             1996  $180,000      ---      ---    $10,861 (1)(2)
President and Chief           1995   150,000   $40,000   100,000   10,712 (1)(2)
Executive Officer             1994    93,500      ---      ---      9,962 (1)


Gary L. Borthwick             1996   135,000      ---      ---       7,514 (3)
Vice President for            1995   119,000    20,000    50,000     7,514 (3)
Finance & Operations and      1994    72,800      ---      ---       7,514 (3)
Chief Financial Officer


Donald F. McHale, RN          1996   150,000      ---      ---       2,289 (4)
Vice President for Sales      1995   129,000    13,800     ---         645 (2)
& Marketing                   1994    65,000      ---     50,000       ---

_______________________
(1) The Company enrolled John T. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums are $830.18 for $500,000 coverage.
(2)  Matching contributions made pursuant to the Company's 401(k) plan.
(3) The Company enrolled Gary L. Borthwick in a split-dollar life insurance program on February 1, 1993. The monthly premiums are $626.15 for $500,000 coverage.
(4) This amount consists solely of matching contributions made pursuant to the Company's 401(k) plan. Mr. McHale's employment terminated on December 31, 1996. His severance payment, in the amount of $189,000, was accrued for accounting purposes in 1996 but was not paid until January, 1997.

Option Grants Table

  The following table sets forth information regarding grants of stock options made for the year ended December 31, 1996:

                                   Percent of Total   Exercise
                    Options       Options Granted to  Price
 Name               Granted (#)   Employees in 1996  ($/Share)  Expiration Date
 ----------------- ------------   ------------------ ---------- ----------------
 Edward J. Quilty   150,000(1)           100%           2.50     May 22, 2007

 __________________
(1)   These options began vesting at a rate of 20% per year on May 22, 1996.



Aggregate Year End Option Value Table

     The following table sets forth information regarding the aggregate number and value of options held by the above executive officers as of December 31, 1996. No options have been exercised:

                                                           Value of Unexercised
                               Number of Shares            In-The-Money Options
                            Underlying Unexercised         at December 31, 1996
                         Options at December 31, 1996             ($)(1)
                         -----------------------------    ---------------------
  Name                     Exercisable  Unexercisable  Exercisable Unexercisable
  -----------------------  -----------  -------------  ----------- -------------
  John T. Borthwick........ 20,000(2)      80,000         0            0
  Gary L. Borthwick........ 10,000(2)      40,000         0            0
  Donald F. McHale, RN ....  4,000(3)           0         0            0
                            20,000(4)           0         0            0
___________________
(1) Determined based on a fair market value for the Company's common stock at December 31, 1996 of $2.00 per share.
(2) These options began vesting at a rate of 20% per year on January 1, 1996 and are exercisable at $2.31 per share.
(3) These options are exercisable at $3.60 per share and will expire on March 31, 1997 if not exercised.
(4) These options were granted in 1994 in the following amounts and exercise prices: 10,000 at $4.50 per share; 20,000 at $5.00 per share and 20,000 at $6.50 per share. All of these options were repriced by the Board of Directors and are exercisable at $2.50 per share. If unexercised by March 31, 1997, these options will expire.

Employment Arrangements

     The Company entered into a five-year employment agreement (the"Agreement") with John T. Borthwick, its President and Chief Executive Officer, on December 29, 1995, and amended on March 5, 1997. The Agreement provides that Mr. Borthwick will receive base compensation of $180,000 during the calendar years 1996, 1997 and 1998 and base compensation for the calendar years 1999 and 2000 to be determined by the Board of Directors upon the recommendation of the Compensation Committee, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Compensation Committee of the Board of Directors; provided, however, incentive and/or bonus compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Borthwick's contributions thereto. As additional compensation, the Agreement grants Mr. Borthwick 100,000 non-qualified stock options, exercisable at a price of $2.31 per share, of which 20,000 are vested as of January 1, 1996 and the remaining 80,000 vest at a rate of 20% per year. If the Company sells additional common stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of common stock outstanding by 40%, then Mr. Borthwick will be granted such additional stock options, exercisable at $2.31 per share, as may be necessary to enable him to purchase the same percentage of outstanding common stock as he maintained prior to such sale or issuance. In addition, in the event of a sale of substantially all of the stock or assets of the Company, or a merger or consolidation of the Company in which the Company is not the surviving entity, or upon the written agreement of the Company to effect such sale, merger or consolidation, Mr. Borthwick will have the option of completing the remaining term of his employment under the Agreement or receiving severance compensation equal to his total compensation accrued during the twelve-month period immediately preceding such sale, merger or consolidation. Further, in the event of such sale, merger or consolidation:
(1) the stock options granted pursuant to the Agreement will become exercisable in their entirety and will remain exercisable for a period of not less than thirty (30) days; and (2) the promissory note between Mr. Borthwick and the Company dated January 17, 1995 in the original principal amount of $99,530.34 will be forgiven. The Agreement further provides that Mr. Borthwick will receive a severance payment of 100% of his total compensation accrued during the twelve-month period immediately preceding the expiration of the Agreement if the Company does not renew or extend the term of the Agreement upon expiration thereof. The Agreement also provides that Mr. Borthwick will receive: (i) a vehicle for use primarily (but not exclusively) in the conduct of Company business, (ii) split-dollar life insurance in the face amount of $500,000, and
(iii) disability income insurance providing for payments of 50% of compensation. Mr. Borthwick may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

     The Company entered into a five-year employment agreement (the "Agreement") with Gary L. Borthwick, its Vice President for Finance and Operations and Chief Financial Officer, on December 29, 1995, and amended on March 5, 1997. The Agreement provides that Mr. Borthwick will receive base compensation of $135,000 during the calendar years 1996, 1997 and 1998 and base compensation for the calendar years 1999 and 2000 to be determined by the Board of Directors upon the recommendation of the Compensation Committee, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Compensation Committee of the Board of Directors; provided, however, incentive and/or bonus compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Borthwick's contributions thereto. As additional compensation, the Agreement grants Mr. Borthwick 50,000 non-qualified stock options, exercisable at a price of $2.31 per share, of which 10,000 are vested as of January 1, 1996 and the remaining 40,000 vest at a rate of 20% per year. If the Company sells additional common stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of common stock outstanding by 40%, then Mr. Borthwick will be granted such additional stock options, exercisable at $2.31 per share, as may be necessary to enable him to purchase the same percentage of outstanding common stock as he maintained prior to such sale or issuance. In addition, in the event of a sale of substantially all of the stock or assets of the Company, or a merger or consolidation of the Company in which the Company is not the surviving entity, or upon the written agreement of the Company to effect such sale, merger or consolidation, Mr. Borthwick will have the option of completing the remaining term of his employment under the Agreement or receiving severance compensation equal to his total compensation accrued during the twelve-month period immediately preceding such sale, merger or consolidation. Further, in the event of such sale, merger or consolidation: (1) the stock options granted pursuant to the Agreement will become exercisable in their entirety and will remain exercisable for a period of not less than thirty (30) days; and (2) the promissory note between Mr. Borthwick and the Company dated January 17, 1995 in the original principal amount of $84,436.11 will be forgiven. The Agreement further provides that Mr. Borthwick will receive a severance payment of 100% of his total compensation accrued during the twelve-month period immediately preceding the expiration of the Agreement if the Company does not renew or extend the term of the Agreement upon expiration thereof. The Agreement also provides that Mr. Borthwick will receive: (i) split-dollar life insurance in the face amount of $500,000, and (ii) disability income insurance providing for payments of 80% of compensation. Mr. Borthwick may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

     The Company entered into a three-year employment agreement (the "Agreement") with Robert P. 11, RPh, its Director of Regulatory Compliance and Product Development, on December 29, 1995. The Agreement provides that Mr. DiGiovine will receive base compensation of $75,000, $80,000 and $85,000 for the calendar years 1996, 1997 and 1998, respectively, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Compensation Committee of the Board of Directors; provided, however, incentive and/or bonus compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. DiGiovine's contributions thereto; provided, further, that such incentive and/or bonus compensation shall not exceed 35% of Mr. DiGiovine's base compensation for that year. In addition, as further compensation under the Agreement, the Company has granted Mr. DiGiovine 15,000 non-qualified stock options which vest in three installments during the period January 1, 1996 through January 1, 1998 at an exercise price of $2.50 per share. In the event of the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, or upon the written agreement of the Company to effect such sale, merger or consolidation, Mr. DiGiovine will have the option of completing the remaining term of his employment under the Agreement or receiving severance compensation equal to his total compensation accrued during the twelve-month period immediately preceding such sale, merger or consolidation. Further, in the event of such sale, merger or consolidation the stock options granted pursuant to the Agreement will become exercisable in their entirety and shall remain exercisable for a period of not less than thirty (30) days. The Agreement further provides that Mr. DiGiovine will receive a severance payment of 100% of his total compensation accrued during the twelve-month period immediately preceding the expiration of the Agreement if the Company does not renew or extend the term of the Agreement upon expiration thereof. The Agreement also provides that Mr. DiGiovine will receive disability income insurance providing for payments of 50% of compensation. Mr. DiGiovine may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

     The Company entered into a three-year employment agreement (the "Agreement") with Edward J. Quilty, its Chairman of the Board, on August 1, 1996. The Agreement provides that Mr. Quilty will receive base salary of $75,000 per year, together with a $25,000 annual bonus and such additional incentive compensation as may be awarded upon the recommendation of the Compensation Committee of the Board of Directors; provided, however, additional incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Quilty's contributions thereto. As additional compensation, the Agreement grants Mr. Quilty 150,000 non-qualified stock options, exercisable at a price of $2.50 per share, of which 30,000 are vested as of May 22, 1996 and the remaining 120,000 vest at a rate of 20% per year. These options become 100% exercisable if Mr. Quilty becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. Quilty for the Company's breach, or in the event of the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity. If the Company sells additional common stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of common stock outstanding by 40%, then Mr. Quilty will be granted such additional stock options, exercisable at $2.50 per share, as may be necessary to enable him to purchase the same percentage of outstanding common stock as he maintained prior to such sale or issuance. In addition, in the event of the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Quilty a severance payment equal to the greater of his salary for the remaining term of the Agreement or $100,000. Mr. Quilty may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

Consulting Arrangement

     The Company entered into a five-year consulting agreement ("Agreement") with Mary G. Clark, on March 14, 1994, pursuant to which Mrs. Clark serves the Company as its Special Consultant for Scientific Affairs. The Agreement provides that Mrs. Clark will receive annual compensation of $70,000 with compensation to be adjusted from time to time by the President and Chief Executive Officer of the Company. Effective April 1, 1996, compensation payable under the Agreement is $99,000 per year. In addition, in the event of a sale of substantially all of the stock or assets of the Company, or a merger or consolidation of the Company in which the Company is not the surviving entity, Mrs. Clark will have the option of completing the remaining term of the Agreement or receiving severance compensation equal to her annual compensation. The Agreement further provides that Mrs. Clark will receive a severance payment equal to her annual compensation if the Company does not renew or extend the term of the Agreement upon expiration thereof and disability income insurance providing for payments of 50% of her annual compensation. Mrs. Clark may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

     Mrs. Clark serves as the Company's acting Director of Scientific Affairs. In this capacity, she maintains primary responsibility for quality control, product formulations, clinical studies and liaison with the Food and Drug Administration.


                              CERTAIN TRANSACTIONS

     The Company has entered into a five-year consulting agreement with its Vice Chairman of the Board, founder and former President, Mary G. Clark. See "Executive Compensation - Consulting Agreement." In 1996, annual compensation under this agreement was $99,000.

     The Company has entered into a five-year lease agreement with a shareholder, Amos M. Clark, for the lease of its executive offices. The Company can terminate the lease at any time upon giving six months notice. The annual rental payment for 1996 was $43,200. Amos M. Clark is a former Vice President and director of the Company and is the husband of Mary G. Clark.


      PROPOSAL 2 - RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the Company for the year ended December 31, 1997. Ernst & Young LLP has served as the Company's auditors since 1990. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1997.


                                 OTHER BUSINESS

     Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote at their discretion.


                              SHAREHOLDER PROPOSALS

     Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 17, 1998. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.


                                  ANNUAL REPORT

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 121 WEST GRACE STREET, OLD FORGE, PENNSYLVANIA 18518.

                                       By Order of the Board of Directors,

                                       ROBERT P. DIGIOVINE
                                       Secretary

March 31, 1997

                            APPENDIX - PROXY CARD

                              DERMA SCIENCES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            Annual Meeting of Shareholders to be held on May 14, 1997

The undersigned hereby constitutes and appoints John T. Borthwick as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the Convention Hall, 1073 Oak Street,
Pittston Township, Pennsylvania, on May 14, 1997, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote "FOR" each of the following:

1.   ELECTION OF DIRECTORS

     Election of nominees: John T. Borthwick, Mary G. Clark, RN, Herbert Grossman, RPh, Laurence F. Lane and Edward J. Quilty. To withhold authority to vote for an individual nominee, place a line through such nominee's name.
             ____ FOR all nominees     ____ WITHHOLD AUTHORITY for all nominees

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1997

        _____  FOR          _____  AGAINST         _____ ABSTAIN


                                                              (See reverse side)










THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.


                                 _______________________________________________
                                          Signature of Shareholder

                                 _______________________________________________
                                           Signature of Co-Owner



                   Dated: ___________________, 1997

                   PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. If a partnership, please sign in partnership name by an authorized person.

                         I/WE PLAN TO ATTEND THE MEETING   ______